Investor Contact: Tim Reeves (314) 553-2197
Media Contact: Pat Kane (314) 982-8726

EMERSON REPORTS STRONG THIRD QUARTER 2018 RESULTS AND RAISES OUTLOOK

•	Net sales of $4.5 billion increased 10 percent, or 8 percent on an underlying basis

•	GAAP earnings per share were $1.12, or $0.88 excluding a $0.24 tax benefit

•	Operating cash flow from continuing operations of $924 million increased 19 percent

•	Raising sales and EPS guidance for strong performance and one-time tax benefit

•	Completed $250 million of share repurchases, bringing the year to date total to $1 billion

•	Closed Tools & Test and Aventics acquisitions early in the fourth quarter

ST. LOUIS, August 7, 2018 – Emerson (NYSE: EMR) today announced net sales were up 10 percent in the third quarter ended June 30, 2018, with underlying sales up 8 percent excluding favorable currency of 1 percent and an impact from acquisitions net of divestitures of 1 percent. Strong global demand continued in the quarter as both mature and emerging markets delivered high-single digit underlying growth. Emerson's trailing three-month underlying orders growth remained in the 5 to 10 percent range throughout the quarter, with June three-month underlying orders up 9 percent.
All profitability measures improved in the third quarter. Gross profit margin of 43.7 percent improved 220 basis points compared with the prior year, driven by leverage on higher sales and the benefit of prior year restructuring actions. Both pretax margin of 17.2 percent and EBIT margin of 18.1 percent improved 180 basis points. GAAP earnings per share from continuing operations increased 78 percent to $1.12, and were $0.88, up 40 percent, excluding a one-time tax benefit related to the Tax Cuts and Jobs Act.
Operating cash flow from continuing operations was $924 million in the quarter, up 19 percent compared with the prior year, and free cash flow from continuing operations was $804 million, up 20 percent. Year to date operating cash flow from continuing operations was up 5 percent to $1.9 billion and free cash flow from continuing operations was up 5 percent to $1.6 billion, reflecting approximately 100 percent conversion of net earnings from continuing operations.
“Our third quarter results reflect broad-based momentum across our end markets and the strength of our global competitive position, as Emerson continues to be the clear industrial partner of choice,” said Chairman and Chief Executive Officer David N. Farr. “This quarter marks our fifth consecutive quarter of strong net and underlying sales growth and sixth quarter of positive underlying orders, pointing to a steady trend that we believe sets Emerson up for a strong fourth quarter and start to fiscal 2019.”

Business Platform Results
Automation Solutions net sales increased 18 percent in the quarter, with underlying sales up 12 percent excluding favorable currency of 2 percent and an impact from acquisitions of 4 percent. Growth continued to reflect strong short cycle repair and maintenance (MRO) demand and projects focused on expansion and optimization of existing facilities. Trends were positive across all key market verticals and world areas, with double digit growth in both mature and emerging markets.
North American underlying sales were up 16 percent reflecting strong investment in oil and gas production and midstream infrastructure, as well as continued favorable trends across process, hybrid and discrete verticals including chemical, power, life sciences and mining. Asia underlying sales were up 13 percent, with China up 28 percent, driven by capital investment in both China and India, as well as continued strong demand across process, hybrid and discrete markets. Europe was up 6 percent, Latin America was up 5 percent and Middle East/Africa was up 8 percent. Trailing three-month underlying orders growth was very strong throughout the quarter, with June up 12 percent. Margin increased 170 basis points to 17.2 percent compared with the prior year, driven by leverage on higher sales, restructuring benefits and favorable price-cost.
Commercial & Residential Solutions net sales were down 1 percent and underlying sales increased 2 percent excluding favorable currency of 1 percent and an impact from divestitures net of acquisitions, which deducted 4 percent. Underlying sales in North America were up 2 percent as strong demand for professional tools continued, and air conditioning demand improved compared with the prior quarter. Underlying economics in air conditioning markets remain positive, and we expect strong demand through the end of the year. Asia grew 1 percent, with China down 5 percent, as strong demand in air conditioning and cold chain markets was offset by lagging heating demand in China due to the timing of government subsidies. Europe was up 5 percent, reflecting continued favorable demand in air conditioning and construction-related markets. Trailing three-month underlying orders growth stayed in the low single digits throughout the quarter, with June up 3 percent. Margin continues to run at a high level, but decreased 80 basis points to 24.3 percent compared with the prior year. Sequentially versus the second quarter, margin improved 70 basis points, reflecting strong leverage on higher sales.

2018 Outlook
The Company is raising full-year sales and earnings per share guidance based on strong performance, as well as updating for recently closed acquisitions and certain non-operating items discussed below.
Total Emerson net sales growth is now expected to be approximately 14 percent, with Automation Solutions up 21 percent and Commercial & Residential Solutions up 3 percent. Excluding a 7 percent impact from acquisitions, divestitures and currency translation, total Emerson underlying sales growth is expected to be approximately 7.5 percent, with Automation Solutions up approximately 9 percent and Commercial & Residential Solutions up approximately 4.5 percent.
GAAP earnings per share guidance is increased to $3.30 to $3.40 from prior guidance of $3.10 to $3.20. The following table presents changes from prior earnings per share guidance.

EPS Range
GAAP EPS, Prior Guidance May 1, 2018	$3.10 to $3.20
Stronger performance and growth outlook	+0.05
One-time benefit for Tax Cuts and Jobs Act, Q3	+0.24
Tools & Test and Aventics acquisition charges, Q4	(0.06)
Special one-time 401(k) contribution - U.S. Employees, Q4	(0.03)
GAAP EPS Guidance	$3.30 to $3.40
Expected GAAP earnings per share guidance of $3.30 to $3.40 reflects improved performance and is supported by continued strong orders trends. In the third quarter, the Company updated its initial estimates related to adoption of the Tax Cuts and Jobs Act and increased net foreign tax credit carryforwards by $150 million, resulting in a $0.24 per share tax benefit. As a result, management expects the full year tax rate to be approximately 19 percent. In 2019 and thereafter, the tax rate is expected to be approximately 25 percent. In the fourth quarter, management expects Tools & Test and Aventics restructuring and first year acquisition accounting charges of ($0.06) per share. Lastly, in response to U.S. tax reform legislation, the Company has made numerous enhancements to its compensation and benefits packages in the U.S., including improvements to health and welfare plans, paid parental leave and vacation benefits, and retirement savings plans. Most recently, the company approved a special retirement account contribution in the amount of one thousand dollars per U.S. employee at a total cost of $24 million, or a ($0.03) per share impact in the fourth quarter.
“As we enter the fourth quarter, we have high confidence in the strength of our end markets and in the ability of our global teams to execute, and we have increased our outlook accordingly," said Farr. “Thanks to the ongoing benefits of U.S. tax reform, which continues to strengthen the U.S. economy, we’ve made a number of improvements to our U.S. wage and benefits packages. As we noted in our first quarter earnings release, we believe such improvements ensure that Emerson will remain competitive in a growing economy. I’m pleased to have the opportunity to enact these changes, including increased wages, health plan enhancements and improved parental leave and paid time off."

Upcoming Investor Events
Today, beginning at 2 p.m. Eastern Time, Emerson management will discuss the third quarter results during an investor conference call. Access to a live webcast of the discussion will be available at www.emerson.com/financial at the time of the call. A replay of the conference call will remain available for 90 days.

Forward-Looking and Cautionary Statements
Statements in this press release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, protection of intellectual property, competitive and technological factors, and the impact of the Tax Cuts and Jobs Act, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC.

(tables attached)

			Table 1
EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

	Quarter Ended June 30		Percent
	2017	2018	Change

Net sales	$4,039	$4,456	10%
Costs and expenses:
Cost of sales	2,361	2,507
SG&A expenses	931	1,054
Other deductions, net	87	88
Interest expense, net	39	39
Earnings from continuing operations before income taxes	621	768	24%
Income taxes	202	49
Earnings from continuing operations	419	719	72%
Discontinued operations, net of tax	6	—
Net earnings	425	719
Less: Noncontrolling interests in earnings of subsidiaries	12	7
Net earnings common stockholders	$413	$712	72%

Diluted avg. shares outstanding	643.8	632.9

Diluted earnings per share common stockholders
Earnings from continuing operations	$0.63	$1.12	78%
Discontinued operations	$0.01	—
Diluted earnings per common share	$0.64	$1.12	75%

	Quarter Ended June 30
	2017	2018
Other deductions, net
Amortization of intangibles	$41	$47
Restructuring costs	21	14
Other	25	27
Total	$87	$88

			Table 2
EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

	Nine Months Ended June 30		Percent
	2017	2018	Change

Net sales	$10,829	$12,520	16%
Costs and expenses:
Cost of sales	6,229	7,125
SG&A expenses	2,621	3,078
Other deductions, net	203	275
Interest expense, net	126	113
Earnings from continuing operations before income taxes	1,650	1,929	17%
Income taxes	477	327
Earnings from continuing operations	1,173	1,602	37%
Discontinued operations, net of tax	(133)	—
Net earnings	1,040	1,602
Less: Noncontrolling interests in earnings of subsidiaries	26	16
Net earnings common stockholders	$1,014	$1,586	56%

Diluted avg. shares outstanding	644.3	636.5

Diluted earnings per share common stockholders
Earnings from continuing operations	$1.77	$2.49	41%
Discontinued operations	($0.20)	—
Diluted earnings per common share	$1.57	$2.49	59%

	Nine Months Ended June 30
	2017	2018
Other deductions, net
Amortization of intangibles	$84	$154
Restructuring costs	45	38
Other	74	83
Total	$203	$275

		Table 3
EMERSON AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended June 30
	2017	2018
Assets
Cash and equivalents	$3,140	$3,411
Receivables, net	2,926	3,027
Inventories	1,891	1,805
Other current assets	597	333
Total current assets	8,554	8,576
Property, plant & equipment, net	3,304	3,260
Goodwill	5,296	5,745
Other intangible assets	1,868	2,157
Other	380	749
Total assets	$19,402	$20,487

Liabilities and equity
Short-term borrowings and current
maturities of long-term debt	$1,363	$2,862
Accounts payable	1,613	1,647
Accrued expenses	2,175	2,392
Income taxes	219	53
Total current liabilities	5,370	6,954
Long-term debt	3,797	3,126
Other liabilities	2,213	1,947
Total equity	8,022	8,460
Total liabilities and equity	$19,402	$20,487

		Table 4
EMERSON AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN MILLIONS, UNAUDITED)

	Nine Months Ended June 30
	2017	2018
Operating activities
Net earnings	$1,040	$1,602
Loss from discontinued operations, net of tax	133	—
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	454	557
Changes in operating working capital	16	(286)
Other, net	142	(5)
Cash from continuing operations	1,785	1,868
Cash from discontinued operations	(727)	—
Cash provided by operating activities	1,058	1,868

Investing activities
Capital expenditures	(300)	(314)
Purchases of businesses, net of cash and equivalents acquired	(2,991)	(770)
Divestitures of businesses	40	223
Other, net	(80)	(71)
Cash from continuing operations	(3,331)	(932)
Cash from discontinued operations	5,022	—
Cash provided by (used in) investing activities	1,691	(932)

Financing activities
Net increase (decrease) in short-term borrowings	(1,226)	1,581
Payments of long-term debt	(253)	(251)
Dividends paid	(930)	(924)
Purchases of common stock	(400)	(1,000)
Other, net	32	34
Cash used in financing activities	(2,777)	(560)

Effect of exchange rate changes on cash and equivalents	(14)	(27)
Increase (Decrease) in cash and equivalents	(42)	349
Beginning cash and equivalents	3,182	3,062
Ending cash and equivalents	$3,140	$3,411

		Table 5
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended June 30
	2017	2018
Sales
Automation Solutions	$2,440	$2,870

Climate Technologies	1,187	1,236
Tools & Home Products	415	356
Commercial & Residential Solutions	1,602	1,592

Eliminations	(3)	(6)
Net sales	$4,039	$4,456

Earnings
Automation Solutions	$378	$494

Climate Technologies	305	294
Tools & Home Products	97	93
Commercial & Residential Solutions	402	387

Differences in accounting methods	38	57
Corporate and other	(158)	(131)
Interest expense, net	(39)	(39)
Earnings before income taxes	$621	$768

Restructuring costs
Automation Solutions	$20	$9

Climate Technologies	1	4
Tools & Home Products	—	—
Commercial & Residential Solutions	1	4

Corporate	—	1
Total	$21	$14

		Table 6
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Nine Months Ended June 30
	2017	2018
Sales
Automation Solutions	$6,524	$8,213

Climate Technologies	3,104	3,286
Tools & Home Products	1,210	1,041
Commercial & Residential Solutions	4,314	4,327

Eliminations	(9)	(20)
Net sales	$10,829	$12,520

Earnings
Automation Solutions	$1,032	$1,316

Climate Technologies	715	712
Tools & Home Products	281	276
Commercial & Residential Solutions	996	988

Differences in accounting methods	106	163
Corporate and other	(358)	(425)
Interest expense, net	(126)	(113)
Earnings before income taxes	$1,650	$1,929

Restructuring costs
Automation Solutions	$35	$26

Climate Technologies	8	11
Tools & Home Products	1	—
Commercial & Residential Solutions	9	11

Corporate	1	1
Total	$45	$38

Reconciliations of Non-GAAP Financial Measures & Other			Table 7

Reconciliations of Non-GAAP measures (denoted by *) with the most directly comparable GAAP measure (dollars in millions, except per share amounts):

Q3 2018 Underlying Sales Change	Auto Solns	Comm & Res Solns	Emerson
Reported (GAAP)	18%	(1)%	10%
FX	(2)%	(1)%	(1)%
Acquisitions/Divestitures	(4)%	4%	(1)%
Underlying*	12%	2%	8%

FY 2018E Underlying Sales Change	Auto Solns	Comm & Res Solns	Emerson
Reported (GAAP)	~ 21%	~ 3%	~ 14%
FX	~ (2)%	~ (1)%	~ (2)%
Acquisitions/Divestitures	~ (10)%	~ 3%	~ (5)%
Underlying*	~ 9%	~ 4.5%	~ 7.5%

Earnings Per Share	Q3 FY17	Q3 FY18	Change
Earnings per share from continuing operations (GAAP)	$0.63	$1.12	78%
Benefit from the Tax Cuts and Jobs Act	—	(0.24)	(38)%
Earnings per share from continuing operations, excluding	$0.63	$0.88	40%
tax benefit related to the Tax Cuts and Jobs Act*

EBIT Margin	Q3 FY17	Q3 FY18	Change
Pretax margin (GAAP)	15.4%	17.2%	180 bps
Interest expense, net	0.9%	0.9%	- bps
Earnings before interest and taxes margin*	16.3%	18.1%	180 bps

Q3 Cash Flow From Continuing Operations	Q3 FY17	Q3 FY18	Change
Operating cash flow from continuing operations (GAAP)	$774	$924	19%
Capital expenditures	(106)	(120)	1%
Free cash flow from continuing operations*	$668	$804	20%

Cash Flow From Continuing Operations For the 9 Months Ended June 30	FY17	FY18	Change
Operating cash flow from continuing operations (GAAP)	$1,785	$1,868	5%
Capital expenditures	(300)	(314)	—%
Free cash flow from continuing operations*	$1,485	$1,554	5%

Cash Flow to Net Earnings Conversion For the 9 Months Ended June 30	FY18
Operating cash flow from continuing operations to net	~ 120%
earnings from continuing operations (GAAP)
Capital expenditures	~ (20)%
Free cash flow from continuing operations to net earnings	~ 100%
from continuing operations*

Note: Underlying sales and orders exclude the impact of acquisitions, divestitures and currency translation.

###